Investor Contact:	David Morimoto	Media Contact:	Wayne Kirihara
	SVP & Treasurer		SVP - Corporate Communications
	(808) 544-3627		(808) 544-3687
	david.morimoto@centralpacificbank.com		wayne.kirihara@centralpacificbank.com

NEWS RELEASE

 CENTRAL PACIFIC FINANCIAL CORP. REPORTS
THIRD QUARTER 2009 RESULTS

HONOLULU, October 29, 2009 – Central Pacific Financial Corp. (NYSE: CPF), parent company of Central Pacific Bank, today reported an adjusted net loss for the third quarter of 2009 of ($71.7) million, or ($2.54) per diluted share.  The net loss has been adjusted to exclude a non-cash goodwill impairment charge of $50.0 million and a non-cash charge related to the establishment of a valuation allowance against the Company’s net deferred tax assets totaling $61.4 million.  Including these non-cash charges, the Company recognized a current quarter net loss of ($183.1) million, or ($6.38) per diluted share, compared to net income of $3.0 million, or $0.11 per diluted share, reported in the third quarter of 2008 and a net loss of ($34.4) million, or ($1.27) per diluted share, reported in the second quarter of 2009.

The goodwill impairment charge had no impact on the Company’s regulatory capital, tangible equity, or cash flows and was directly attributable to the current quarter decline in the Company’s market capitalization.  At September 30, 2009, the Company’s remaining goodwill totaled $102.7 million, all of which was assigned to its Hawaii Market reporting unit.  Additionally, in accordance with generally accepted accounting principles, the Company established a valuation allowance against its net deferred tax assets as a result of its recent net operating losses.

As previously announced, on October 22, 2009, the Company’s shareholders voted in favor of increasing its authorized common shares from 100,000,000 to 185,000,000.  The authorization of additional shares provides increased flexibility to the Company’s capital raising efforts.  In addition to the potential issuance of additional common shares, the Company is also evaluating all measures to improve its capital position.  As part of its capital raising efforts, the Company has also retained the services of a third-party consultant to provide an independent review of its loan portfolio.

 “Our quarterly results continue to be adversely impacted by increased credit costs resulting from further deterioration in the Hawaii and California commercial real estate markets and the resultant decline in property values in those sectors,” said Ronald K. Migita, Chairman, President, and Chief Executive Officer.  “We continue to expect these challenging economic conditions to persist over the coming quarters and to result in further credit deterioration.  As we navigate through this difficult period, we intend to accelerate the reduction of our credit risk by pursuing loan sales, including potential bulk sales.  At the same time, we are pursuing all measures to increase our capital levels, while maintaining strong liquidity.”

Third Quarter Highlights

▪	Improved loan-to-deposit ratio from 93.0% at June 30, 2009 to 89.6% at September 30, 2009.

▪
Originated $334.9 million in residential mortgage loans in Hawaii during the current quarter and $1.5 billion year-to-date, up 24.0% over the year-ago period.  Substantially all of these loans were sold in the secondary market, primarily to Fannie Mae and Freddie Mac.

▪
Recognized total credit costs of $145.1 million comprised of a provision for loan and lease losses of $142.5 million and foreclosed asset expense of $5.5 million, partially offset by a decrease to the reserve for unfunded commitments of $2.9 million.

▪	Increased allowance for loan and lease losses, as a percentage of total loans and leases, to 5.93% at September 30, 2009 from 4.50% at June 30, 2009.

▪
Maintained tier 1 risk-based capital, total risk-based capital, and leverage capital ratios as of September 30, 2009 of 10.94%, 12.24%, and 8.11%, respectively.  The Company also reported a tangible common equity ratio of 3.57% at September 30, 2009.

Earnings Highlights
Net interest income for the third quarter of 2009 was $43.5 million, compared to $50.6 million in the year-ago quarter and $46.1 million in the second quarter of 2009.  The net interest margin for the current quarter was 3.56%, compared to 4.07% in the year-ago quarter and 3.77% in the second quarter of 2009.  The sequential-quarter decrease in net interest income was primarily attributable to higher reversals of interest on nonaccrual loans totaling $0.6 million and lower interest income due to lower loan yields.  Excluding the effects of interest reversals on nonaccrual loans, the net interest margin was 3.72% for the current quarter, compared to 4.10% in the year-ago quarter and 3.89% in the second quarter of 2009.

The provision for loan and lease losses in the third quarter of 2009 was $142.5 million, compared to $22.9 million in the year-ago quarter and $74.3 million in the second quarter of 2009.  The sequential-quarter increase was primarily attributable to continued deterioration in the Hawaii and California commercial real estate portfolios due to further declines in property values and ongoing pressure on many of the Company’s commercial real estate borrowers.

Other operating income totaled $15.4 million for the third quarter of 2009, compared to $11.7 million in the year-ago quarter and $14.6 million in the second quarter of 2009.  The increase from the year-ago quarter was primarily due to:  (1) higher non-cash gains related to the ineffective portion of a cash flow hedge totaling $1.2 million, (2) higher gains on sales of loans totaling $1.3 million and (3) higher income from bank-owned life insurance totaling $0.7 million.  The sequential-quarter increase was primarily due to:  (1) an other-than-temporary impairment (“OTTI”) charge totaling $2.6 million recognized in the previous quarter and (2) higher unrealized gains on outstanding interest rate locks during the current quarter totaling $1.0 million, partially offset by: (1) lower gains on sales of loans totaling $1.5 million and (2) lower non-cash gains related to the ineffective portion of a cash flow hedge totaling $1.0 million.

Other operating expense for the third quarter of 2009 (which included the aforementioned $50.0 million non-cash goodwill impairment charge) totaled $89.5 million, compared to $37.5 million in the year-ago quarter and $45.8 million in the second quarter of 2009.  The increase from the year-ago quarter was primarily due to:  (1) the $50.0 million non-cash goodwill impairment charge, (2) higher foreclosed asset expense totaling $5.4 million and (3) higher FDIC insurance expense totaling $1.3 million, partially offset by: (1) lower reserves for unfunded commitments totaling $2.7 million and (2) lower salaries and employee benefits totaling $1.0 million.  The sequential-quarter increase was primarily due to:  (1) the $50.0 million goodwill impairment charge and (2) higher foreclosed asset expense totaling $3.2 million, partially offset by:  (1) lower reserves for unfunded commitments totaling $5.3 million, (2) lower FDIC insurance expense totaling $2.2 million, (3) lower salaries and employee benefits totaling $1.1 million, and (4) lower write-downs on loans held for sale totaling $0.9 million.

The efficiency ratio for the third quarter of 2009 was 55.82% (excluding the non-cash goodwill impairment charge of $50.0 million and foreclosed asset expense of $5.5 million), compared with 57.71% in the year-ago quarter (excluding the loss on sale of commercial real estate loans totaling $0.2 million, foreclosed asset expense of $0.1 million and the write-down of assets totaling $0.1 million) and 65.64% (excluding foreclosed asset expense of $2.3 million and the write-down of assets totaling $0.9 million) in the second quarter of 2009.  The variance from the year-ago quarter was primarily attributable to the fluctuations in other operating expenses described above.

During the current quarter, the Company recognized income tax expense of $10.0 million.  This includes the aforementioned non-cash charge related to the establishment of a valuation allowance against the Company’s net deferred tax assets totaling $61.4 million.  The effective tax rate for the third quarter of 2009 was also impacted by the non-cash goodwill impairment charge of $50.0 million.

Balance Sheet Highlights
Total assets at September 30, 2009 were $5.2 billion, compared to $5.5 billion at both September 30, 2008 and June 30, 2009.

Total loans and leases at September 30, 2009 were $3.5 billion, compared to $4.1 billion and $3.7 billion at September 30, 2008 and June 30, 2009, respectively.  The current quarter decrease was primarily due to a decrease in the mainland loan portfolio totaling $88.0 million and a decrease in the Hawaii construction and commercial real estate portfolio totaling $57.7 million.

Total deposits at September 30, 2009 were $3.9 billion, compared to $3.8 billion and $4.0 billion at September 30, 2008 and June 30, 2009, respectively.  Core deposits of $3.1 billion at September 30, 2009 increased by $435.6 million from a year ago and decreased by $36.4 million from June 30, 2009.  Noninterest-bearing demand deposits increased during the current quarter by $24.0 million, while interest-bearing demand deposits, savings and money market deposits, and time deposits decreased during the current quarter by $0.8 million, $4.4 million, and $124.5 million, respectively.

Total shareholders’ equity was $436.6 million at September 30, 2009, compared to $510.1 million and $615.0 million at September 30, 2008 and June 30, 2009, respectively.

Asset Quality
Nonperforming assets as of September 30, 2009 totaled $418.5 million, or 8.09%, of total assets, compared to $261.2 million, or 4.73%, of total assets at June 30, 2009.  The sequential-quarter increase reflects further deterioration in the Hawaii and Mainland commercial real estate portfolios, which included net additions of $53.8 million in Mainland commercial mortgage loans, $38.9 million in Hawaii commercial construction loans, $38.8 million in Hawaii residential construction loans, and $33.8 million in Mainland commercial construction loans.

Loans delinquent for 90 days or more still accruing interest increased to $27.7 million at September 30, 2009, from $4.4 million at June 30, 2009.  In addition, loans delinquent for 30 days or more still accruing interest increased to $53.7 million at September 30, 2009, from $21.1 million at June 30, 2009.

Net loan charge-offs in the third quarter of 2009 totaled $103.7 million, compared to $8.7 million in the year-ago quarter and $30.5 million in the second quarter of 2009.

The allowance for loan and lease losses as a percentage of total loans and leases was 5.93% at September 30, 2009, compared to 4.50% at June 30, 2009.  The increase was attributable to the decrease in the loan portfolio and the $142.5 million provision for loan and lease losses, offset by net loan charge-offs totaling $103.7 million.

Hawaii Construction and Commercial Real Estate Loans
At September 30, 2009, the Hawaii construction and commercial real estate loan portfolio totaled $1.1 billion and Hawaii construction and commercial real estate loans held for sale totaled $14.5 million.  The Company’s total exposure to this sector decreased by $43.2 million from June 30, 2009.

Hawaii construction and commercial real estate loans represented 31.8% and 31.4% of total loans and leases at September 30, 2009 and June 30, 2009, respectively.  Of the $1.1 billion balance in the Hawaii construction and commercial real estate portfolio, the allowance for loan and lease losses established for these loans was $84.1 million at September 30, 2009, or 7.64%, of the total outstanding balance.

Nonperforming assets related to this sector totaled $176.4 million at September 30, 2009, or 3.41%, of total assets.  This balance was comprised of 32 loans totaling $161.9 million at September 30, 2009 and two loans held for sale to the same borrower totaling $14.5 million.  Nonperforming assets related to this sector totaled $87.5 million at June 30, 2009.

Mainland Construction and Commercial Real Estate Loans
At September 30, 2009, mainland construction and commercial real estate loans totaled $865.8 million, mainland construction and commercial real estate loans held for sale totaled $6.9 million, and mainland construction and commercial real estate foreclosed properties totaled $20.5 million.  The portfolio balance consisted of $594.6 million in California and $271.2 million in other Western states.  The Company’s total exposure to this sector decreased by $77.8 million from June 30, 2009.

Mainland construction and commercial real estate loans represented 25.0% and 25.9% of total loans and leases at September 30, 2009 and June 30, 2009, respectively.  Of the $865.8 million balance in the mainland construction and commercial real estate portfolio, the allowance for loan and lease losses established for these loans was $83.1 million at September 30, 2009, or 9.6%, of the total outstanding balance.

Nonperforming assets related to this sector totaled $213.5 million at September 30, 2009, or 4.13%, of total assets.  This balance was comprised of 44 loans totaling $186.1 million, two loans held for sale totaling $6.9 million, and seven foreclosed properties totaling $20.5 million.  Nonperforming assets related to this sector totaled $142.8 million at June 30, 2009.

Capital Levels
The Company’s Tier 1 risk-based capital, total risk-based capital, and leverage capital ratios were 10.94%, 12.24%, and 8.11%, respectively, at September 30, 2009.   At June 30, 2009, these capital ratios were 13.28%, 14.57%, and 10.61%, respectively.   The tangible common equity ratio was 3.57% at September 30, 2009, as compared to 5.76% at June 30, 2009.

Regulatory Matters
In addition to reporting its third quarter results, the Company also announced that it expects Central Pacific Bank to consent to a formal enforcement action with the Federal Deposit Insurance Corporation (the “FDIC”) and the Hawaii Department of Financial Institutions.  We anticipate that the enforcement action will require, among other things, directives to strengthen capital, improve asset quality, and maintain liquidity that are consistent with near-term strategies which the Company is currently pursuing.  The Company intends to work toward full compliance with the enforcement action and has already initiated a number of measures to this end.  The Company will continue to provide a full range of products and services to its customers and all customer deposits remain fully insured to the highest limits set by the FDIC.

Non-GAAP Financial Measures
This press release contains certain references to financial measures that have been adjusted to exclude certain expenses and other specified items.  These financial measures differ from comparable measures calculated and presented in accordance with accounting principles generally accepted in the United States of America (“GAAP”) in that they exclude unusual or non-recurring charges, losses, credits or gains.  This press release identifies the specific items excluded from the comparable GAAP financial measure in the calculation of each non-GAAP financial measure.    Management believes that financial presentations excluding the impact of these items provide useful supplemental information that is important to a proper understanding of the Company’s core business results by investors.  These presentations should not be viewed as a substitute for results determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP financial measures presented by other companies.

Conference Call and Slide Presentation
The Company’s management will host a conference call today at 1:00 p.m. Eastern Time (7:00 a.m. Hawaii Time) to discuss the quarterly results.  Individuals are encouraged to listen to the live webcast of the presentation as well as view a slide presentation by visiting the investor relations page of the Company's website at http://investor.centralpacificbank.com.  Alternatively, investors may download the slide presentation from the "Presentations" tab of the investor relations page and participate in the live call by dialing 1-800-860-2442.  A playback of the call will be available through November 30, 2009 by dialing 1-877-344-7529 (passcode: 434638) and on the Company's website.

About Central Pacific Financial Corp.
Central Pacific Financial Corp. is a Hawaii-based bank holding company with $5.2 billion in assets.  Central Pacific Bank, its primary subsidiary, operates 37 branches and more than 100 ATMs throughout Hawaii.  For additional information, please visit the Company’s website at http://www.centralpacificbank.com.

**********

Forward-Looking Statements
This document may contain forward-looking statements concerning projections of revenues, income, earnings per share, capital expenditures, dividends, capital structure, or other financial items, concerning plans and objectives of management for future operations, concerning future economic performance, or concerning any of the assumptions underlying or relating to any of the foregoing.  Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts, and may include the words “believes”, “plans”, “intends”, “expects”, “anticipates”, “forecasts” or words of similar meaning.  While we believe that our forward-looking statements and the assumptions underlying them are reasonably based, such statements and assumptions are by their nature subject to risks and uncertainties, and thus could later prove to be inaccurate or incorrect.  Accordingly, actual results could materially differ from projections for a variety of reasons, to include, but not limited to: the impact of local, national, and international economies and events, including natural disasters, on the Company’s business and operations and on tourism, the military, and other major industries operating within the Hawaii market and any other markets in which the Company does business; the impact of legislation affecting the banking industry including the Emergency Economic Stabilization Act of 2008; the impact of competitive products, services, pricing, and other competitive forces; movements in interest rates; loan delinquency rates and changes in asset quality generally; the price of the Company’s stock; and volatility in the financial markets and uncertainties concerning the availability of debt or equity financing.  For further information on factors that could cause actual results to materially differ from projections, please see the Company’s publicly available Securities and Exchange Commission filings, including the Company’s Form 10-K/A for the last fiscal year.  The Company does not update any of its forward-looking statements.

#####

CENTRAL PACIFIC FINANCIAL CORP. AND SUBSIDIARIES
Financial Highlights - September 30, 2009
(Unaudited)

	Three Months Ended					Nine Months Ended
	September 30,			%		September 30,				%
(in thousands, except per share data)	2009		2008	Change		2009		2008		Change

INCOME STATEMENT
Net income (loss)	$(183,141)		$3,041	(6122.4	) %	$(214,954)		$(141,559)		51.8%
Adjusted net income (loss) (1)	(71,725)		3,041	(2458.6)		(103,538)		(47,280)		119.0
Per share data:
Diluted (after dividends on preferred stock):
Net income (loss)	(6.38)		0.11	(5900.0)		(7.67)		(4.94)		55.3
Adjusted net income (loss) (1)	(2.54)		0.11	(2409.1)		(3.80)		(1.65)		130.3
Cash dividends	0.00		0.10	(100.0)		0.00		0.60		(100.0)

PERFORMANCE RATIOS
Return (loss) on average assets (2)	(13.59	) %	0.22%			(5.26	) %	(3.30	) %
Return (loss) on average shareholders' equity (2)	(121.43)		2.36			(45.71)		(30.07)
Net income to average tangible shareholders' equity (2)	(172.29)		3.61			(63.99)		(48.81)
Efficiency ratio (3)	55.82		57.71			59.87		52.83
Net interest margin (2)	3.56		4.07			3.72		4.01

						September 30,				%
						2009		2008		Change
BALANCE SHEET
Total assets						$5,171,510		$5,504,304		(6.0	) %
Loans and leases, net of unearned interest						3,457,682		4,080,266		(15.3)
Net loans and leases						3,252,768		3,980,039		(18.3)
Deposits						3,860,931		3,777,072		2.2
Total shareholders' equity						436,639		510,071		(14.4)
Book value per common share						10.16		17.75		(42.8)
Tangible book value per common share						5.93		11.45		(48.2)
Market value per common share						2.52		16.81		(85.0)
Tangible equity ratio						6.12%		6.18%
Tangible common equity ratio						3.57%		6.18%

	Three Months Ended					Nine Months Ended
	September 30,			%		September 30,				%
	2009		2008	Change		2009		2008		Change
SELECTED AVERAGE BALANCES
Total assets	$5,388,922		$5,553,705	(3.0	) %	$5,451,285		$5,725,439		(4.8	) %
Interest-earning assets	4,917,174		5,025,828	(2.2)		4,944,667		5,159,109		(4.2)
Loans and leases, net of unearned interest	3,672,714		4,134,700	(11.2)		3,848,970		4,242,621		(9.3)
Other real estate	20,307		2,131	852.9		17,366		2,523		588.3
Deposits	3,863,544		3,806,797	1.5		3,953,913		3,823,870		3.4
Interest-bearing liabilities	4,125,662		4,359,174	(5.4)		4,151,790		4,411,222		(5.9)
Total shareholders' equity	603,268		515,733	17.0		627,016		627,597		(0.1)

	September 30,		%
	2009	2008	Change
NONPERFORMING ASSETS
Nonaccrual loans (including loans held for sale)	$397,386	$120,964	228.5%
Other real estate, net	21,093	11,590	82.0
Total nonperforming assets	418,479	132,554	215.7
Loans delinquent for 90 days or more (still accruing interest)	27,742	640	4234.7
Restructured loans (still accruing interest)	7,125	-	0.0
Total nonperforming assets, loans delinquent for 90 days or more (still
accruing interest) and restructured loans (still accruing interest)	$453,346	$133,194	240.4

	Three Months Ended			Nine Months Ended
	September 30,			September 30,
	2009	2008		2009	2008
Loan charge-offs	$104,153	$9,141	1039.4%	$159,911	$138,208	15.7%
Recoveries	500	418	19.6	1,377	1,414	(2.6)
Net loan charge-offs	$103,653	$8,723	1088.3	$158,534	$136,794	15.9
Net loan charge-offs to average loans (2)	11.29%	0.84%		5.49%	4.30%

				September 30,
				2009	2008
ASSET QUALITY RATIOS
Nonaccrual loans (including loans held for sale) to total loans and leases and loans held for sale				11.30%	2.94%
Nonperforming assets to total assets				8.09	2.41
Nonperforming assets, loans delinquent for 90 days or more (still accruing interest) and restructured
loans (still accruing interest) to total loans and leases, loans held for sale & other real estate				12.81	3.23
Allowance for loan and lease losses to total loans and leases				5.93	2.46
Allowance for loan and lease losses to nonaccrual loans (including loans held for sale)				51.57	82.86

(1)	Excludes non-cash goodwill impairment charges of $50.0 million and $94.3 million recorded in September 2009 and June
2008, respectively, and non-cash charge related to the establishment of a valuation allowance against net deferred tax assets of $61.4 million recorded in September 2009.
(2) Annualized
(3)	Efficiency ratio is derived by dividing other operating expense excluding amortization, impairment and write-down of intangible assets, goodwill, loans held for sale and foreclosed property and loss on sale of commercial real estate loans by net operating revenue (net interest income on a taxable equivalent basis plus other operating income before securities transactions).

CENTRAL PACIFIC FINANCIAL CORP. AND SUBSIDIARIES
Reconciliation of Non-GAAP Financial Measures
(Unaudited)

	Quarter Ended	Quarter Ended	Quarter Ended
(Dollars in thousands, except per share data)	September 30, 2009	June 30, 2009	September 30, 2008

Adjusted Net Income (Loss)

Net income (loss)	$(183,141)	$(34,442)	$3,041
Non-cash goodwill impairment charge	50,000	-	-
Non-cash charge related to the establishment of a valuation
allowance against the Company's net deferred tax assets	61,416	-	-

Adjusted net income (loss)	$(71,725)	$(34,442)	$3,041

Diluted net income (loss) per share	$(6.38)	$(1.27)	$0.11
Non-cash goodwill impairment charge	1.72	-	-
Non-cash charge related to the establishment of a valuation
allowance against the Company's net deferred tax assets	2.12	-	-

Diluted adjusted net income (loss) per share	$(2.54)	$(1.27)	$0.11

Net Interest Margin

Annualized net interest income for the quarter as a percentage of
quarter-to-date average interest earning assets	3.56%	3.77%	4.07%

Reversal of interest on nonaccrual loans	0.16	0.12	0.03

Net interest margin, excluding reversal of interest on nonaccrual loans	3.72%	3.89%	4.10%

CENTRAL PACIFIC FINANCIAL CORP. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(Unaudited)

	September 30,	June 30,	September 30,
(in thousands, except per share data)	2009	2009	2008

ASSETS
Cash and due from banks	$112,828	$161,985	$68,293
Interest-bearing deposits in other banks	204,338	23,071	133
Federal funds sold	-	19,000	12,000
Investment securities:
Available for sale	973,364	1,049,949	779,016
Held to maturity (fair value of $5,461 at September 30, 2009,
$6,907 at June 30, 2009 and $23,896 at September 30, 2008)	5,332	6,830	23,968
Total investment securities	978,696	1,056,779	802,984

Loans held for sale	60,027	84,748	36,470
Loans and leases	3,457,682	3,688,519	4,080,266
Less allowance for loan and lease losses	204,914	166,071	100,227
Net loans and leases	3,252,768	3,522,448	3,980,039

Premises and equipment	76,511	77,142	81,918
Accrued interest receivable	16,590	18,724	22,591
Investment in unconsolidated subsidiaries	17,794	17,534	16,104
Other real estate	21,093	17,862	11,590
Goodwill	102,689	152,689	152,820
Other intangible assets	25,520	26,239	28,394
Mortgage servicing rights	19,406	18,474	15,125
Bank-owned life insurance	138,757	137,946	134,200
Federal Home Loan Bank stock	48,797	48,797	48,797
Other assets	95,696	141,849	92,846
Total assets	$5,171,510	$5,525,287	$5,504,304

LIABILITIES AND EQUITY
Deposits:
Noninterest-bearing demand	$647,672	$623,698	$596,907
Interest-bearing demand	547,414	548,166	457,906
Savings and money market	1,424,518	1,428,881	1,067,690
Time	1,241,327	1,365,779	1,654,569
Total deposits	3,860,931	3,966,524	3,777,072

Short-term borrowings	252,807	267,155	278,205
Long-tem debt	558,212	608,554	881,534
Other liabilities	52,889	57,970	47,367
Total liabilities	4,724,839	4,900,203	4,984,178

Equity:
Preferred stock, no par value, authorized 1,000,000 shares; issued and outstanding
135,000 shares at September 30, 2009 and June 30, 2008, none at September 30, 2008	128,606	128,239	-
Common stock, no par value, authorized 100,000,000 shares; issued and outstanding 30,329,123 shares at September 30, 2009, 28,745,214
shares at June 30, 2009 and 28,729,933 at September 30, 2008	406,312	403,219	403,117
Surplus	62,837	62,549	55,639
Retained earnings (accumulated deficit)	(157,088)	28,083	63,489
Accumulated other comprehensive loss	(4,028)	(7,043)	(12,174)
Total shareholders' equity	436,639	615,047	510,071
Non-controlling interest	10,032	10,037	10,055
Total equity	446,671	625,084	520,126
Total liabilities and equity	$5,171,510	$5,525,287	$5,504,304

CENTRAL PACIFIC FINANCIAL CORP. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME
(Unaudited)

	Three Months Ended			Nine Months Ended
	September 30,	June 30,	September 30,	September 30,
(In thousands, except per share data)	2009	2009	2008	2009	2008

Interest income:
Interest and fees on loans and leases	$48,594	$54,218	$64,224	$159,317	$200,195
Interest and dividends on investment securities:
Taxable interest	9,768	9,058	8,696	27,555	27,275
Tax-exempt interest	937	1,146	1,351	3,254	4,156
Dividends	2	2	7	7	42
Interest on deposits in other banks	106	11	4	117	11
Interest on federal funds sold and securities purchased under agreements to resell	3	6	33	9	76
Dividends on Federal Home Loan Bank stock	-	-	171	-	464
Total interest income	59,410	64,441	74,486	190,259	232,219

Interest expense:
Demand	364	355	251	1,040	567
Savings and money market	3,250	3,414	3,171	9,527	9,936
Time	6,218	8,219	10,932	24,331	37,367
Interest on short-term borrowings	144	34	1,583	416	5,863
Interest on long-term debt	5,982	6,359	7,965	18,960	25,661
Total interest expense	15,958	18,381	23,902	54,274	79,394

Net interest income	43,452	46,060	50,584	135,985	152,825
Provision for loan and lease losses	142,496	74,324	22,900	243,570	144,972
Net interest income (loss) after provision for loan and lease losses	(99,044)	(28,264)	27,684	(107,585)	7,853

Other operating income:
Service charges on deposit accounts	4,052	3,948	3,702	11,537	10,756
Other service charges and fees	3,549	3,584	3,501	10,453	10,626
Income from fiduciary activities	874	999	945	2,843	2,940
Equity in earnings of unconsolidated subsidiaries	134	205	103	613	517
Fees on foreign exchange	170	145	142	431	448
Investment securities gains (losses)	(169)	(2,564)	12	(2,883)	265
Income from bank-owned life insurance	1,599	1,514	888	4,183	3,603
Loan placement fees	188	312	201	748	567
Net gain on sales of residential loans	3,060	4,539	1,807	11,608	5,846
Other	1,982	1,917	409	6,189	2,352
Total other operating income	15,439	14,599	11,710	45,722	37,920

Other operating expense:
Salaries and employee benefits	16,582	17,684	17,558	50,526	53,570
Net occupancy	3,260	3,101	3,261	9,640	9,380
Equipment	1,497	1,562	1,420	4,571	4,248
Amortization and impairment of intangible assets	1,582	1,550	1,237	4,553	3,687
Communication expense	1,087	975	1,155	3,201	3,365
Legal and professional services	2,957	2,846	3,209	8,519	8,237
Computer software expense	818	840	865	2,570	2,537
Advertising expense	948	713	1,016	2,416	2,398
Goodwill impairment	50,000	-	-	50,000	94,279
Foreclosed asset expense	5,523	2,294	83	7,952	6,657
Loss on sale of commercial real estate loans	-	-	203	-	1,874
Write down of assets	-	904	100	1,339	22,524
Other	5,239	13,349	7,358	27,722	16,452
Total other operating expense	89,493	45,818	37,465	173,009	229,208

Income (loss) before income taxes	(173,098)	(59,483)	1,929	(234,872)	(183,435)
Income tax expense (benefit)	10,043	(25,041)	(1,112)	(19,918)	(41,876)
Net income (loss)	$(183,141)	$(34,442)	$3,041	$(214,954)	$(141,559)

Per common share data:
Basic earnings per share	$(6.38)	$(1.27)	$0.11	$(7.67)	$(4.94)
Diluted earnings per share (after dividends and accretion on preferred stock)	(6.38)	(1.27)	0.11	(7.67)	(4.94)
Cash dividends declared	-	-	0.10	-	0.60

Basic weighted average shares outstanding	29,030	28,687	28,665	28,801	28,668
Diluted weighted average shares outstanding	29,030	28,687	28,699	28,801	28,668

CENTRAL PACIFIC FINANCIAL CORP. AND SUBSIDIARIES
Average Balances, Interest Income & Expense, Yields and Rates (Taxable Equivalent)

	Three Months Ended			Three Months Ended			Nine Months Ended			Nine Months Ended
(Dollars in thousands)	September 30, 2009			September 30, 2008			September 30, 2009			September 30, 2008
	Average	Average		Average	Average		Average	Average		Average	Average
	Balance	Yield/Rate	Interest	Balance	Yield/Rate	Interest	Balance	Yield/Rate	Interest	Balance	Yield/Rate	Interest

Assets:
Interest earning assets:
Interest-bearing deposits in other banks	$166,365	0.25%	$106	$946	1.59%	$4	$79,468	0.20%	$117	$714	1.99%	$11
Federal funds sold & securities purchased
under agreements to resell	10,978	0.13%	3	6,799	1.94%	33	9,552	0.13%	9	4,617	2.21%	76
Taxable investment securities, excluding
valuation allowance	924,659	4.23%	9,770	690,643	5.04%	8,703	846,076	4.34%	27,562	713,360	5.11%	27,317
Tax-exempt investment securities,
excluding valuation allowance	93,661	6.15%	1,441	143,943	5.77%	2,078	111,804	5.97%	5,006	149,000	5.72%	6,393
Loans and leases, net of unearned income	3,672,714	5.26%	48,594	4,134,700	6.19%	64,224	3,848,970	5.53%	159,317	4,242,621	6.30%	200,195
Federal Home Loan Bank stock	48,797	0.00%	0	48,797	1.40%	171	48,797	0.00%	0	48,797	1.27%	464
Total interest earning assets	4,917,174	4.85%	59,914	5,025,828	5.96%	75,213	4,944,667	5.19%	192,011	5,159,109	6.07%	234,456
Nonearning assets	471,748			527,877			506,618			566,330
Total assets	$5,388,922			$5,553,705			$5,451,285			$5,725,439

Liabilities & Equity:
Interest-bearing liabilities:
Interest-bearing demand deposits	$553,218	0.26%	$364	$469,966	0.21%	$251	$530,928	0.26%	$1,040	$464,374	0.16%	$567
Savings and money market deposits	1,443,260	0.89%	3,250	1,085,721	1.16%	3,171	1,326,005	0.96%	9,527	1,112,667	1.19%	9,936
Time deposits under $100,000	595,792	2.28%	3,429	669,914	2.70%	4,544	657,852	2.60%	12,773	597,990	2.94%	13,151
Time deposits $100,000 and over	684,272	1.62%	2,789	988,691	2.57%	6,388	853,791	1.81%	11,558	1,049,155	3.08%	24,216
Short-term borrowings	257,079	0.22%	144	262,865	2.39%	1,583	169,725	0.33%	416	287,181	2.73%	5,863
Long-term debt	592,041	4.01%	5,982	882,017	3.59%	7,965	613,489	4.13%	18,960	899,855	3.81%	25,661
Total interest-bearing liabilities	4,125,662	1.53%	15,958	4,359,174	2.18%	23,902	4,151,790	1.75%	54,274	4,411,222	2.40%	79,394
Noninterest-bearing deposits	587,002			592,505			585,337			599,684
Other liabilities	62,955			76,236			77,102			76,873
Total liabilities	4,775,619			5,027,915			4,814,229			5,087,779
Shareholders' equity	603,268			515,733			627,016			627,597
Non-controlling interest	10,035			10,057			10,040			10,063
Total equity	613,303			525,790			637,056			637,660
Total liabilities & equity	$5,388,922			$5,553,705			$5,451,285			$5,725,439

Net interest income			$43,956			$51,311			$137,737			$155,062

Net interest margin		3.56%			4.07%			3.72%			4.01%